UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On January 5, 2012, Security Federal Corporation (“Company”) announced that Mr. Timothy W. Simmons, President and Chief Executive Officer of the Company, retired effective January 1, 2012.   Mr. Simmons had been President of the Company since 1987 and Chief Executive Officer of the Company since June 1994.  Mr. Simmons previously served as President of the Company’s financial subsidiary, Security Federal Bank (“Bank”), from 1987 until 2001 and as Chief Executive Officer of the Bank from 1988 until his retirement on January 1, 2011.   Mr. Simmons will continue to serve as Chairman of the Board of the Company and as a director of the Bank following his retirement.  For further information concerning Mr. Simmons’ retirement, reference is made to the press release dated January 5, 2012, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)           Also on January 5, 2012, the Company announced the appointment of J. Chris Verenes, Chairman of the Board and Chief Executive Officer of the Bank, as President and Chief Executive Officer of the Company effective January 1, 2012.  Mr. Verenes has served as a director of the Company since 2002 and has served as Chairman of the Board and Chief Executive Officer of the Bank since January 1, 2011.

There are no family relationships between Mr. Verenes and any director or other executive officer of the Company and the Bank. Mr. Verenes has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission (“SEC”).

(d)           On January 5, 2012, the Company also announced that Mr. W. Barry Adams had been appointed to the Company’s Board of Directors effective January 1, 2012.  The Nominating Committee of the Company’s Board of Directors unanimously recommended Mr. Adams’ appointment as director.  Mr. Adams has been employed as an Executive Vice President of the Bank since 2010.  Prior to his employment with the Bank, Mr. Adams was employed by Regions Bank from 1998 to 2010 and served in a variety of positions with the last position he held being Market President.  Prior to that, Mr. Adams was employed from 1974 to 1998 at Palmetto Federal Savings Bank of South Carolina.  Mr. Adams served in a variety of positions while he was at Palmetto Federal with the last position he held being Executive Vice President.  Mr. Adams was not appointed to serve on any of the Company’s committees of the Board of Directors at this time. Effective January 1, 2012, Mr. Adams was also appointed to the Bank’s Board of Directors.  For further information concerning Mr. Adams’ background, reference is made to the press release dated January 5, 2012, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Adams and any director or other executive officer of the Company and the Bank and Mr. Adams was not appointed as a director pursuant to any arrangement or understanding with any person.  Mr. Adams has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the SEC.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1         Press release of Security Federal Corporation dated January 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: January 5, 2012	By:	/s/J. Chris Verenes
J. Chris Verenes
President and Chief Executive Officer